QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 2, 2017, with respect to the consolidated financial statements of Select Energy Services, Inc. as of and for the year ended December 31, 2016 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Dallas, Texas
January 24, 2018

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM